UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2011

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2011, the Board of Directors of The AES Corporation (“AES”) accepted the resignation of Paul Hanrahan as President, Chief Executive Officer and director of AES, effective September 30, 2011. Mr. Hanrahan’s employment with AES is expected to continue until November 30, 2011, during which time he will continue to assist with activities related to his transition from President, Chief Executive Officer and director of AES and also consider other opportunities to assist the Company that may arise during that period. In connection with his resignation, on September 4, 2011, Mr. Hanrahan entered into a separation agreement with the Company pursuant to which he will be entitled, subject to certain conditions, to the compensation provided under section (8)(e) of his existing employment agreement, dated as of December 29, 2008. A copy of the press release issued on September 6, 2011 by AES is filed with this report as Exhibit 99.1.

On September 4, 2011, the Board appointed Andres R. Gluski as President and Chief Executive Officer of AES, effective September 30, 2011.

Mr. Gluski, 53 years old, has been an Executive Vice President and COO of the Company since March 2007. Prior to becoming the COO of AES, Mr. Gluski was Executive Vice President and the Regional President of Latin America from 2006 to 2007. Mr. Gluski was Senior Vice President for the Caribbean and Central America from 2003 to 2006, CEO of La Electricidad de Caracas (“EDC”) from 2002 to 2003 and CEO of AES Gener (Chile) in 2001. Prior to joining AES in 2000, Mr. Gluski was Executive Vice President and CFO of EDC, Executive Vice President of Banco de Venezuela (Grupo Santander), Vice President for Santander Investment, and Executive Vice President and CFO of CANTV (subsidiary of GTE). Mr. Gluski has also worked with the International Monetary Fund in the Treasury and Latin American Departments and served as Director General of the Ministry of Finance of Venezuela. Mr. Gluski currently serves on the Board of Directors of Cliffs Natural Resources, The Council of Americas, US Spain Business Council and The Edison Electric Institute and is Chairman of AES Gener and AES Brasiliana. Mr. Gluski is a graduate of Wake Forest University and holds an M.A and a Ph.D in Economics from the University of Virginia.

On September 4, 2011, the Board appointed Mr. Gluski as a member of the Board, effective September 30, 2011. As Chief Executive Officer of AES, Mr. Gluski will be a member of the Finance and Investment Committee of the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by The AES Corporation, dated September 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

By:	/s/ Brian A. Miller
Executive Vice President, General Counsel and Corporate Secretary

Date: September 6, 2011

EXHIBIT INDEX

No.	Description

99.1	Press Release issued by The AES Corporation, dated September 6, 2011